                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration statement.


                                          /s/ ARTHUR ANDERSEN & CO.


Detroit, Michigan
April 1, 1994